Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Apricus Biosciences, Inc.
San Diego, California
We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 13, 2017, relating to the consolidated financial statements of Apricus Biosciences, Inc. (the “Company”) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California
May 31, 2017

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